UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2016

21ST CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On August 15, 2016, 21st Century Oncology Holdings, Inc. (the “Company”) entered into an amendment and waiver (“Amendment No. 2”) to the Credit Agreement, dated as of April 30, 2015, among the Company, the Company’s subsidiary, 21st Century Oncology, Inc. (“21C”), the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other agents and arrangers named therein (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Amendment No. 2 provides for a limited waiver:

(1) through September 10, 2016, in respect of (a) any default or event of default under the Credit Agreement resulting from failure to provide audited annual financial statements and related reports and certificates for the year ended December 31, 2015 without a “going concern” or like qualification as and when required pursuant to the Credit Agreement and (b) any cross-default that may arise under the Credit Agreement as a result of a default or event of default under 21C’s Indenture, dated April 30, 2015 (the “Indenture”), among 21C, the guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”), governing 21C’s 11.00% Senior Notes due 2023 (the “Notes”), which occurs as a result of the Company’s failure to timely furnish to the Trustee and holders of the Notes or file with the Securities and Exchange Commission (the “SEC”) the financial information required in an annual report on Form 10-K for the year ended December 31, 2015 (the “2015 SEC Report”); and

(2) through September 30, 2016, in respect of (a) any default or event of default under the Credit Agreement resulting from failure to timely provide quarterly financial statements and related reports and certificates for the quarters ended March 31, 2016 and June 30, 2016 and (b) any cross-default that may arise under the Credit Agreement as a result of a default or event of default under the Indenture which occurs as a result of the Company’s failure to timely furnish to the Trustee and holders of the Notes or file with the SEC the financial information required in a quarterly report on Form 10-Q for each of the quarters ended March 31, 2016 and June 30, 2016 (the “Quarterly SEC Reports”).

In addition, Amendment No. 2 requires 21C to receive:

(1) no later than September 10, 2016, net cash proceeds from the issuance or sale of 21C’s capital stock or from other equity investments in an aggregate amount of at least $25.0 million (the “First Capital Event”);

(2) no later than November 30, 2016, additional net cash proceeds from the issuance or sale of 21C’s capital stock or from other equity investments and/or sales of assets (which sale transactions must be deleveraging transactions on a pro forma basis) in an aggregate amount of at least $25.0 million (or a lesser amount such that when combined with the proceeds from the First Capital Event, the total amount is not less than $50.0 million) (the “Second Capital Event”); and

(3) no later than March 31, 2017, additional net cash proceeds from the issuance or sale of 21C’s capital stock or from other equity investments and/or sales of assets (which sale transactions must be deleveraging transactions on a pro forma basis) in an aggregate amount of at least the lesser of (A) $75.0 million (or a lesser amount such that when combined with the proceeds from the First Capital Event and the Second Capital Event, the total amount is not less than $125.0 million), and (B) an amount such that, after giving effect to such issuance or sale of capital stock or other equity investments and/or sales of assets, 21C’s cash and cash equivalents plus unused revolving loan commitments equals at least $120.0 million and 21C’s consolidated leverage ratio is not greater than 6.4 to 1.00 (the “Third Capital Event” and together with the First Capital Event and the Second Capital Event, the “Capital Events” and each, a “Capital Event”).

Notwithstanding any qualification provided for in the above described Capital Events, Amendment No. 2 requires that 21C receive, on or prior to March 31, 2017, at least $50.0 million of net cash proceeds from the issuance or sale of 21C’s capital stock or from other equity investments.

Amendment No. 2 provides for a new minimum liquidity covenant pursuant to which 21C must maintain at least $40.0 million of liquidity after the completion of the First Capital Event, which will be tested monthly prior to the completion of the Third Capital Event and quarterly thereafter.

Amendment No. 2 also amends certain existing covenants (and definitions related thereto) in the Credit Agreement and provides for additional restrictions regarding the ability of 21C and certain of its subsidiaries to incur additional debt, make restricted payments and make investments. These covenants are subject to a number of important limitations and exceptions.

The foregoing summary of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Supplemental Indenture

On August 16, 2016, 21C received the requisite consents from the holders of a majority of the aggregate principal amount of the Notes outstanding to enter into a third supplemental indenture (the “Supplemental Indenture”) to the Indenture.

The Supplemental Indenture provides for a limited waiver:

(1) through September 10, 2016, in respect of certain defaults or events of default under the Indenture resulting from failure to timely furnish to the Trustee and holders of the Notes or file with the SEC the 2015 SEC Report; and

(2) through September 30, 2016, in respect of certain defaults or events of default under the Indenture resulting from failure to timely furnish to the Trustee and holders of the Notes or file with the SEC the Quarterly SEC Reports.

The Supplemental Indenture requires 21C to complete each Capital Event as described above and in the same time frame described above.

The Supplemental Indenture provides for a new minimum liquidity covenant pursuant to which 21C must maintain at least $40.0 million of liquidity after the completion of the First Capital Event, which will be tested monthly prior to the completion of the Third Capital Event and quarterly thereafter.

The Supplemental Indenture also amends certain existing covenants (and definitions related thereto) in the Indenture and provides for additional restrictions regarding the ability of 21C and certain of its subsidiaries to incur additional debt and pay dividends on or make distributions in respect of their equity interests or make other restricted payments. These covenants are subject to a number of important limitations and exceptions.

Pursuant to the Supplemental Indenture, in addition to any cash interest provided for in the Indenture, during the period starting on August 1, 2016 through August 31, 2016, holders of the Notes will be entitled to PIK interest at a rate of 0.75% per annum, which rate will increase by an additional 0.75% per annum on the first day of each subsequent month, commencing on September 1, 2016. PIK interest will be paid monthly on the first day of each month, starting on September 1, 2016. PIK interest will stop accruing on the date of completion of the Third Capital Event, and the last PIK interest payment will be made on the first day of the month following such date.

The Supplemental Indenture also provides that the holders of a majority of the aggregate principal amount of the Notes outstanding shall have the right to designate one non-voting board observer to attend meetings of the Board of Directors of each of the Company and 21C until the date of completion of the Third Capital Event.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements contained in this Current Report on Form 8-K concern, among other things, statements regarding any amendments or modifications to 21C’s Credit Agreement or Indenture. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see our other filings with the SEC.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1	Third Supplemental Indenture, dated as of August 16, 2016, among 21st Century Oncology, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.
10.1

Amendment No. 2 and Waiver, dated as of August 15, 2016, to the Credit Agreement, dated as of April 30, 2015, among 21st Century Oncology, Inc., 21st Century Oncology Holdings, Inc., the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other agents and arrangers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Date: August 16, 2016	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer